UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: November 8, 2017
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11011 Via Frontera, Suite A/B
San Diego, California 92127
(Address of principal executive offices)
(914) 345-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2017, Turtle Beach Corporation (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) relating to the minimum bid price requirement contained in Nasdaq Listing Rule 5450(a)(1) (the “Rule”). As previously disclosed, on May 9, 2017, the Company received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the Rule because the bid price for its common stock had closed below $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until November 6, 2017, to regain compliance with the Rule. The Notice provided that, since the Company had not regained compliance with the Rule, the Company’s common stock would be delisted from the Nasdaq Global Market on November 17, 2017 if the Company did not request an appeal of such determination.

On November 9, 2017, the Company made such a request to the Nasdaq hearing panel and on November 13, 2017 the Company received written notice from the NASDAQ that a hearing of the Company’s appeal will be held on January 11, 2018 which stayed the potential delisting of the Company’s common stock under Nasdaq Listing Rule 5815(a)(1) pending the hearing panel’s decision. Pursuant to Nasdaq Listing Rule 5815(c)(1)(A), the Nasdaq hearing panel is authorized to provide the Company an additional 180 calendar days to regain compliance with the minimum bid price requirement, which the Company intends to request at the hearing.  The Company expects to provide the Nasdaq hearing panel with a plan of action, with the intention of regaining compliance with Nasdaq’s requirements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	November 13, 2017	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary